UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 14, 2010

SIGNATURE GROUP HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-08007	95-2815260
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or Organization)		Identification Number)

175 North Riverview Drive
Anaheim, California	92808
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (714) 283-6500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events	3

SIGNATURES	4

Item 8.01 Other Events.

On October 6, 2010, Signature Group Holdings, Inc., formerly known as Fremont General Corporation (the “Company”) received a tax refund related to the carryback of the Company’s 2008 net operating loss (“NOL”) for the taxable years ended December 31, 2003, 2004 and 2005, in the amount of $24.4 million (the “2010 Tax Refund”).  One of the pre-requisites to receiving such refund was completion by the Internal Revenue Service (“IRS”) of its audits of the Company’s consolidated tax returns for the years ended 2006 and 2007.  Audits for the tax years 2006 and 2007 have been completed and, as finalized, resulted in a Closing Agreement that was entered into by the Company and the IRS and subject to review by the Congressional Joint Committee on Taxation.

As previously disclosed in the Company’s Form 8-K filed on November 25, 2009, President Barack Obama signed into law the Worker, Homeownership, and Business Assistance Act of 2009 (H.R. 3548) (the “WHBAA”) on November 6, 2009.  This law further expanded the five-year NOL carryback provisions that were initially expanded under the American Recovery and Reinvestment Act of 2009 (“ARRA”). This allowed businesses to carryback either their 2008 or 2009 NOL to claim refunds of taxes paid within the prior five years. Under ARRA, only small businesses, as defined in ARRA, were permitted to elect a five-year NOL carryback. The Company and its subsidiaries did not qualify as a “small business” under ARRA and were restricted to a two-year carryback provision under section 172(b)(1)(A)(i) of the Internal Revenue Code of 1986, as amended. As a result of the WHBAA, the Company and its subsidiaries, who file a consolidated federal corporate income tax return, became permitted to elect up to a five-year carryback of its NOLs incurred in either 2008 or 2009.  The Company previously reported that it estimated the 2010 Tax Refund would be approximately $22 million, but was subject to change based upon the results of the ongoing IRS audits of tax years 2006 and 2007.

After giving effect to the five-year carryback of the 2008 NOL and all NOL carrybacks from prior tax years, the Company estimates that the remaining NOL carryforward for the Company’s consolidated tax group is approximately $830 million as of December 31, 2009. The Company expects that the NOL carryforward may be used to offset future federal tax obligations, if any, of the Company and its subsidiaries. The amount of the NOL carryforward is a current estimate, which may change based upon various factors.

Cautionary Statement Regarding Forward Looking Statements
Certain statements contained in this Current Report on Form 8-K, including statements regarding the Company’s estimated NOL carryforward, may be deemed to be forward-looking statements under federal securities laws and the Company intends that such forward-looking statements be subject to the safe-harbor created thereby. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward looking statements. Such factors include, but are not limited to, the possibility of legislative change and other circumstances or events that could affect the Company’s use of NOLs, the Company’s operating results, the outcome of litigation concerning certain causes of action of the Company, the results of the Company’s review of submitted claims and the Company’s ability to resolve contingent and unliquidated claims. Additional information on these and other factors is contained in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this Current Report on Form 8-K.

The financial information contained in this Current Report on Form 8-K has not been audited or reviewed by independent registered accountants and may be subject to future reconciliation and adjustments.  As a result, the information in this Form 8-K should under no circumstances be relied upon or viewed as a substitute, supplement or replacement for financial information that is filed with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURE GROUP HOLDINGS, INC. (Registrant)

Date: October xx, 2010	By:	/s/ Craig Noell
		Name:	Craig Noell
		Title:	President and Chief Executive Officer